Exhibit 99.1

HELIO FILES CONFIDENTIAL REGISTRATION STATEMENT AND CONFIRMS CONTINUED UPLISTING PLAN

Berkeley, CA — [Insert Release Date] — Helio Corporation (OTCID: HLEO) today provided an update regarding its registration status and reaffirmed its commitment to uplisting to a national securities exchange.

Recent third-party reports referencing SEC filings have noted that Helio withdrew a previously filed registration statement on Form S-1. The Company clarifies that this action was procedural in nature and does not reflect any change in its strategic direction or uplisting plans.

Following discussions with the SEC staff, and in light of significant developments in the Company’s business since its prior filing, Helio withdrew its earlier registration statement and, on June 4, 2026, submitted an updated Form S-1 through the SEC’s confidential review process, which is subject to SEC review and potential revision prior to effectiveness. This updated filing reflects the Company’s current business profile, growth strategy, and capital markets objectives.

In connection with this process:

•	The Company has submitted an application to list its shares on the Nasdaq Stock Market
•	Helio has engaged an underwriter in connection with its anticipated public offering
•	The Company has received FINRA authorization related to a potential reverse stock split, if required to meet listing standards

Helio is actively advancing toward an uplisting to a national exchange, subject to regulatory review and market conditions.

“We withdrew the prior registration statement and submitted an updated filing to reflect changes in the business since that time,” said Edward Cabrera, Chairman and Chief Executive Officer of Helio Corporation. “We intend to continue working through the SEC review process and our listing application in the normal course.”

The timing and completion of the proposed uplisting remain subject to market conditions, regulatory approvals, and other customary factors.

1	Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s proposed uplisting to a national securities exchange, the effectiveness of its registration statement, and its anticipated public offering.

These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the outcome of the SEC review process, the ability of the Company to have its registration statement declared effective, the approval of its listing application by a national securities exchange, general market conditions, and other factors that may impact the Company’s ability to complete the transactions described herein.

There can be no assurance that the Company’s registration statement will become effective, that its application to list on a national securities exchange will be approved, or that the Company will complete any contemplated transactions on the anticipated terms or at all. Actual results may differ materially from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.